UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2008
______________________

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On June 27, 2008, Taleo (Europe) B.V. (“Taleo Europe”), a wholly-owned subsidiary of Taleo Corporation (“Taleo”) entered into a master services agreement (the “Agreement”) with Equinix Netherlands B.V. (“Equinix Netherlands”). Pursuant to the terms of the Agreement, Equinix Netherlands will provide space, electrical power, Internet connectivity and other colocation services to Taleo Europe at its web hosting facilities for Taleo Europe’s hosting infrastructure. Taleo Europe requests the specific services to be provided by Equinix Netherlands under the Agreement by executing a written sales order or placing an online order or phone order.  Except as otherwise provided in the Agreement, the Agreement incorporates the terms and conditions of the master services agreement dated April 14, 2006, between Taleo and Equinix Operating Co., Inc., a copy of which is filed as Exhibit 10.1 to Taleo’s Current Report on Form 8-K filed with the SEC on April 20, 2006.

A copy of the Agreement will be filed as an exhibit to the Company’s Report on Form 10-Q for the quarter ended June 30, 2008.

Item 2.01           Completion of Acquisition or Disposition of Assets

On July 1, 2008, Taleo Corporation (“Taleo”) completed its acquisition of Vurv Technology, Inc. (“Vurv”), pursuant to an Agreement and Plan of Reorganization, dated as of May 5, 2008 (the “Reorganization Agreement”) by and among Taleo, Vurv, Dolphin Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Taleo (“Sub”), Porpoise Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Taleo (“LLC”), and with respect to Articles VII, VIII and IX only, Derek Mercer as Stockholder Representative and U.S. Bank National Association as Escrow Agent.  Pursuant to the Reorganization Agreement, Sub merged with and into Vurv (the “First Merger”), and the surviving corporation from the First Merger merged with and into LLC (the “Second Merger,” and together with the First Merger, the “Mergers”).

The total consideration paid by Taleo in connection with the acquisition was approximately $34.4 million in cash and approximately 3.8 million shares of Class A common stock, of which approximately $33.8 million in cash and approximately 3.3 million shares of Class A common stock were paid on the closing date.  Approximately 0.5 million shares were placed into escrow for one year following the closing to be held as security for losses incurred by Taleo in the event of certain breaches of the representations and warranties contained in the Reorganization Agreement or certain other events.  Additionally, approximately $0.3 million was placed into escrow to pay for expenses incurred by the stockholder representative in connection with its duties under the Reorganization Agreement, and approximately $0.4 million was placed in escrow to compensate Taleo for expenses incurred in connection with payments to certain Vurv employees.  In addition, Taleo assumed outstanding options to purchase shares of Vurv common stock, which converted into options to purchase approximately 0.4 million shares of Taleo common stock.  Taleo also repaid approximately $9.0 million of Vurv debt on the closing date.

The foregoing description of the transactions consummated pursuant to the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, which was filed as Exhibit 2.1 to Taleo’s Current Report on Form 8-K, filed on May 7, 2008, and is incorporated herein by reference.

Item 8.01           Other Events

On July 1, 2008, Taleo issued a press release announcing that it completed the acquisition of Vurv. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(a) Financial statements of businesses acquired
(b) Pro forma financial information

Any financial statements or pro forma financial information will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Reorganization dated May 5, 2008, by and among Taleo Corporation, Dolphin Acquisition Corp., Porpoise Acquisition LLC, Vurv Technology, Inc. and with respect to Articles VII, VIII and IX only, Derek Mercer as Stockholder Representative and U.S. Bank National Association as Escrow Agent (which is incorporated herein by reference to Exhibit 2.1 to Taleo’s Current Report on Form 8-K filed on May 7, 2008).

99.1	Press release dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Date:  July 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization dated May 5, 2008, by and among Taleo Corporation, Dolphin Acquisition Corp., Porpoise Acquisition LLC, Vurv Technology, Inc. and with respect to Articles VII, VIII and IX only, Derek Mercer as Stockholder Representative and U.S. Bank National Association as Escrow Agent (which is incorporated herein by reference to Exhibit 2.1 to Taleo’s Current Report on Form 8-K filed on May 7, 2008)

99.1	Press release dated July 1, 2008.